FORM 11-K




(Mark One)
  [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended           2000
                          -----------------------------------------------------
                                             OR
  [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                    to
                               -------------------  ---------------------------
Commission file number             1-10312
                      ---------------------------------------------------------




              SYNOVUS FINANCIAL CORP. DIRECTOR STOCK PURCHASE PLAN



                             SYNOVUS FINANCIAL CORP.
                                901 FRONT AVENUE
                                    SUITE 301
                             COLUMBUS, GEORGIA 31901
                                 (706) 649-5220












                                  Exhibit 99.2

KPMG

                             SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                              Financial Statements

                        December 31, 2000, 1999, and 1998


                   (With Independent Auditors' Report Thereon)

KPMG
     303 Peachtree Street, NE
     Suite 2000
     Atlanta, GA  30308

                          Independent Auditors' Report

The Plan Administrator
Synovus Financial Corp. Director
    Stock Purchase Plan:


We have audited the accompanying statements of financial condition of the Synovus Financial Corp. Director Stock Purchase Plan as of December 31, 2000 and 1999, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2000. These financial statements are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Synovus Financial Corp. Director Stock Purchase Plan as of December 31, 2000 and 1999, and the results of its operations and changes in its plan equity for each of the years in the three-year period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

                                   /s/KPMG LLP



April 13, 2001

                            SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                       Statements of Financial Condition

                           December 31, 2000 and 1999


                           Assets                         2000          1999
                                                          ----          -----
Common stock of Synovus Financial Corp. at
 market value - 2,660,895 shares (cost $17,746,132)
 in 2000 and 3,418,411 shares (cost $19,600,992)
 in 1999 (notes 2 and 6)                            $71,679,187     67,940,911
Dividends receivable                                    293,800        308,545
Cash                                                         --         21,000
Contributions receivable from
 Synovus Financial Corp.
 and participating subsidiaries                              --           819
                                                    ----------     ----------
                                                    $71,972,987    68,271,275
                                                    ===========    ==========
              Liabilities and Plan Equity

Plan equity (521 and 533 participants in
 2000 and 1999, respectively)                       $71,972,987    68,271,275
                                                    ===========    ==========


See accompanying notes to financial statements.

                             SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

               Statements of Operations and Changes in Plan Equity

                 Years ended December 31, 2000, 1999, and 1998

                                                        2000          1999          1998
                                                   ----------   -----------     ----------
Dividend income                                    $1,223,597     1,273,695      1,179,702
Realized gain on distributions to participants
 (note 5)                                          11,976,879    10,055,500      9,252,628
Unrealized appreciation (depreciation) of common
 stock of Synovus Financial Corp. (note 4)          5,593,136   (25,581,525)      (910,599)
Contributions (notes 1 and 3):
 Participants                                       1,894,675     1,804,619      1,769,790
 Synovus Financial Corp. and participating
  subsidiaries                                        946,468       900,536        884,904
                                                   ----------   -----------     ----------
                                                   21,634,755   (11,547,175)    12,176,425
Withdrawals by participants - common stock of
 Synovus Financial Corp. at market
 value (977,291 shares in 2000, 653,778 shares
 in 1999, and 473,414 shares in 1998)
 (notes 5 and 6)                                  (17,933,043)  (13,533,548)   (11,719,830)
                                                   ----------    ----------     ----------
    Increase (decrease) in Plan
     equity for the year                            3,701,712   (25,080,723)       456,595
Plan equity at beginning of year                   68,271,275    93,351,998     92,895,403
                                                   ----------    ----------     ----------
Plan equity at end of year                        $71,972,987    68,271,275     93,351,998
                                                   ==========    ==========     ==========
See accompanying notes to financial statements.

                             SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 2000, 1999, and 1998




(1)    Description of the Plan

       The Synovus Financial Corp. Director Stock Purchase Plan (the "Plan") was implemented as of January 1, 1985. The Plan is designed to enable participating Synovus Financial Corp. ("Synovus") and subsidiaries' directors to purchase shares of Synovus common stock at prevailing market prices from contributions made by them and Synovus and participating subsidiaries (the "Participating Companies").

       Synovus Service Corp. serves as the Plan administrator. State Street Bank and Trust Company serves as the Plan agent, hereafter referred to as "Agent."

       Any person who currently serves or in the future is elected to serve as a member, advisory member, or emeritus member of the Board of Directors of any of the Participating Companies is eligible to participate in the Plan. Participants may contribute to the Plan only through cash contributions, automatic transfers of contributions from their designated demand deposit accounts, or a combination thereof. Prior to October 1, 2000, participant contributions could not exceed $1,000 per calendar quarter. Effective October 1, 2000, participant contributions cannot exceed $5,000 per calendar quarter. Matching contributions to the Plan are to be made by the participating companies in an amount equal to one-half of each participant's contribution. All contributions to the Plan vest immediately.

       The Plan provides, among other things, that all expenses of administering the Plan shall be paid by Synovus. Brokers' fees, commissions, postage, and other transaction costs incurred in connection with the purchase in the open market of Synovus common stock under the Plan are included in the cost of such stock to each participant.

       The Plan provides that upon termination of participation in the Plan, each former participant will receive the shares of Synovus common stock held on his behalf by the Agent, together with a check for any fractional share interest and any remaining cash balance. A participant who terminates his participation in the Plan may not reenter the Plan until the expiration of a six-month waiting period.

       Participation in the Plan shall automatically terminate upon termination of a participant's status as a Board of Directors member whether by death, retirement, resignation, or otherwise.

       Synovus expects to maintain the Plan indefinitely, but reserves the right to terminate or amend the Plan at any time, provided, however, that no termination or amendment shall affect or diminish any participant's right to the benefit of contributions made by him or the Participating Company prior to the date of such amendment or termination.

       Synovus reserves the right to suspend Participating Company contributions to the Plan if its Board of Directors feels that Synovus' financial condition warrants such action.

                                      4                              (Continued)

                             SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 2000, 1999, and 1998



(2)    Summary of Accounting Policies

       The investment in Synovus common stock is stated at market value, which is based on the closing price at year-end obtained by using market quotations on the principal public exchange markets for which such security is traded. The December 31, 2000 and 1999 market values were $26.938 and $19.875 per share, respectively.

       The realized gain on distributions to participants is determined by computing the difference between the average cost per share and the market value per share at the date of the distribution to the participants.

       Dividend income is accrued on the record date.

       Contributions by participants and Participating Companies, as well as withdrawals, are accounted for on the accrual basis.

       The Plan is not qualified under Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended. The Plan does not provide for income taxes because any income is taxable to the participants. Participants in the Plan must treat as compensation income their pro rata share of contributions made to the Plan by the participating company. Cash dividends paid on Synovus common stock purchased under the Plan will be taxable to the participants on a pro rata basis for Federal and state income tax purposes during the year any such dividend is received by the participant or the Plan. Upon disposition of the Synovus common stock purchased under the Plan, participants must treat any gain or loss as long-term or short-term capital gain or loss depending upon when such disposition occurs.

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

                                        5                          (Continued)

                            SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                         Notes to Financial Statements

                       December 31, 2000, 1999, and 1998

(3)Contributions

   Contributions by Participating Companies and by participants are as follows:

                                                  2000                        1999                         1998
                                                  ----                        ----                         ----
   Participating company                   Company     Participants    Company     Participants      Company    Participants
   --------------------                    -------     -----------    --------    ------------       -------    ------------
   Synovus Financial Corp.                 $ 69,000      138,000       29,500          59,000         28,167         56,330
   Columbus Bank and Trust Company           90,668      181,499      107,838         215,645        114,334        228,667
   Commercial Bank and Trust
     Company of Troup County                 28,667       57,333       29,500          59,000         30,000         60,000
   Commercial Bank of Thomasville            23,000       46,000       21,000          42,000         20,000         40,000
   Security Bank and Trust Company
     of  Albany                              38,667       77,333       34,000          68,000         33,333         66,667
   Sumter Bank and Trust Company             22,667       45,333       28,500          57,000         28,000         56,000
   The Coastal Bank of Georgia               37,334       74,666       36,000          72,000         34,001         67,999
   First State Bank and Trust Company        23,000       46,000       19,000          38,000         21,500         43,000
   Bank of Hazlehurst                        13,833       27,667       16,000          32,000         17,000         34,000
   Cohutta Banking Company                   13,333       26,667       12,500          25,000         14,500         29,000
   Bank of Coweta                            25,000       50,000       27,000          54,000         28,500         57,000
   Citizens Bank and Trust of West Georgia   39,334       78,666       40,000          80,000         40,000         80,000
   First Community Bank of Tifton            24,000       48,000       24,000          48,000         24,000         48,000
   The Quincy State Bank                     22,834       45,666       18,000          36,000         18,000         36,000
   Community Bank & Trust of Southeast
     Alabama                                 14,500       29,000       22,500          45,000         27,000         54,000
   CB&T Bank of Middle Georgia               24,778       49,555       26,400          52,800         27,200         54,400
   First Coast Community Bank                17,334       34,666       18,056          36,111         16,667         33,333
   CB&T Bank of Russell County               12,890       25,778       13,332          26,666         13,332         26,666
   Sea Island Bank                           24,945       49,889       20,834          41,666         17,500         35,000
   Citizens First Bank                       23,000       46,000       24,667          49,333         24,334         48,666
   Athens First Bank and Trust Co.           22,500       45,000       15,000          33,000         20,000         40,000
   Vanguard Bank and Trust                   20,000       40,000       20,000          40,000         20,000         40,000
   Bank of Pensacola                         19,833       39,667       18,000          36,000         18,000         36,000
   First Commercial Bank of Birmingham       24,000       48,000       26,000          51,999         26,000         51,999
   The Bank of Tuscaloosa                    36,001       72,000       36,833          73,666         37,334         74,666
   Sterling Bank                             22,500       45,000       22,000          44,000         21,334         42,666
   First National Bank of Jasper             22,278       44,555       18,667          37,334         18,334         36,666
   First Commercial Bank of Huntsville       24,834       49,666       22,056          44,667         22,667         45,333
   Tallahassee State Bank                    10,667       21,333       12,000          24,000         12,000         24,000
   Peachtree National Bank                   26,000       52,000       28,000          56,000         25,717         51,433
   Citizens Bank of Fort Valley              10,667       21,333       11,667          23,333         13,667         27,333
   The Citizens Bank of Cochran               4,055        8,111        4,666           9,333          4,666          9,333
   Charter Bank and Trust Co.                12,000       24,000           --              --             --             --
   Citizens & Merchants State Bank           23,667       47,333       24,000          48,000         24,000         48,000
   The National Bank of South Carolina       37,000       74,000       38,834          77,666         37,500         75,000
   Bank of North Georgia                     34,167       68,333       30,200          60,400          6,317         12,633
   Georgia Bank & Trust                       5,515       12,626        2,986           6,000             --             --
   Synovus Trust Company                      2,000        4,000        1,000           2,000             --             --
                                           --------    ---------      -------       ---------        -------      ----------
              Total contributions         $ 946,468    1,894,675      900,536       1,804,619        884,904      1,769,790
                                           ========    =========      =======       =========        =======      ==========

                                             6                 (Continued)

                            SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                         Notes to Financial Statements

                       December 31, 2000, 1999, and 1998


(4)    Unrealized Appreciation (Depreciation) of Synovus Common Stock

       Changes in unrealized appreciation (depreciation) of Synovus common stock are as follows:

                                                                    2000                 1999                 1998
                                                               ----------------     ----------------     ---------------
       Unrealized appreciation at end of year               $     53,933,055             48,339,919         73,921,444
       Unrealized appreciation at beginning of
           year                                                   48,339,919             73,921,444         74,832,043
                                                               ----------------     ----------------     ---------------

       Unrealized appreciation (depreciation) for
           the year                                         $      5,593,136            (25,581,525)          (910,599)
                                                               ================     ================     ===============


(5)    Realized Gain on Withdrawal Distributions to Participants

       The realized gain on withdrawal distributions to participants is summarized as follows:

                                                                    2000                 1999                1998
                                                              -----------------    -----------------    ----------------
       Market value at date of distribution or
           redemption of shares of Synovus
           common stock                                    $      17,933,043            13,533,548          11,719,830
       Less cost (computed on an average
           cost basis) of shares of Synovus
           common stock distributed or
           redeemed                                                5,956,164             3,478,048           2,467,202
                                                              -----------------    -----------------    ----------------

                                                           $      11,976,879            10,055,500           9,252,628
                                                              =================    =================    ================

(6)    Stock Split

       On April 23, 1998, the Synovus Board of Directors approved a three-for-two stock split, which was effective on May 21, 1998, in the form of a 50% stock dividend to shareholders of record as of May 7, 1998. Share and per share data for all periods presented in the accompanying financial statements and related notes has been restated to reflect the additional shares resulting from the stock split.

                                             7